EXHIBIT 99.1

FOR IMMEDIATE RELEASE

PERRIGO COMPANY PLC REPORTS THIRD QUARTER 2019 FINANCIAL RESULTS
Continues Successful Transformation to a Consumer Self-Care Company
Raises 2019 Adjusted EPS Guidance

Dublin, Ireland - November 6, 2019 - Perrigo Company plc (NYSE; TASE: PRGO), a leading global provider of "Quality, Affordable Self-Care ProductsTM", today announced financial results for the third quarter ended September 28, 2019.

President and CEO Murray S. Kessler commented, “Our transformation to a consumer self-care company gained significant momentum during the third quarter as a number of our strategic initiatives began to take effect. Through both organic and inorganic growth, our global consumer net sales increased more than 3% and our adjusted net sales increased nearly 10% versus the prior year, excluding exited businesses and currency, helping Perrigo deliver its fourth consecutive quarter of meeting or exceeding adjusted EPS expectations.”

Kessler continued, “While we are still in the early stages of our transformation, announced at our Investor Day in May, our organization is energized by the progress that has been made this year, and we are confident in our ability to recapture the Perrigo Advantage.”

Key Financial Highlights

•	GAAP ("reported") consolidated net sales of $1.2 billion in the third quarter increased 5.1% versus the third quarter 2018.

•
Worldwide Consumer reported net sales were $961 million for the third quarter, up 3.3% versus the third quarter 2018. Excluding exited businesses and currency from the prior year comparison, Worldwide Consumer adjusted net sales increased 9.5%.

•	Third quarter 2019 reported diluted earnings per share ("EPS") was $0.67, as compared to a loss of $0.49 per diluted share in the third quarter 2018.

•
Adjusted diluted EPS was $1.04 per diluted share versus $1.09 a year ago. Refer to Table I at the end of this press release for a complete description of non-GAAP adjustments to diluted EPS, which includes $0.11 per share for the voluntary global recall of ranitidine.

•	The Company expects 2019 reported diluted EPS to be in the range of $2.01 - $2.21 per share. The Company is raising its 2019 adjusted diluted EPS range to $3.85 - $4.05 from $3.75 - $4.05.

Third Quarter Reporting Segments Updated to Include Ranir

The Company has finalized operational reporting lines where the U.S. operations of Ranir will be included in the Consumer Self-Care Americas ("CSCA") segment and Ranir's non-U.S. operations will be included in the Consumer Self-Care International ("CSCI") segment. These businesses will comprise the newly formed 'oral self-care category' in each segment. This update is reflected in this quarter's financial statements and had no impact on the Company's historical consolidated results of operations.

Refer to Tables I - V at the end of this press release for a reconciliation of non-GAAP adjustments to the current year and prior year periods and additional non-GAAP information. The Company’s reported results are included in the attached Condensed Consolidated Statements of Operations, Balance Sheets and Statements of Cash Flows.

Consolidated Third Quarter 2019 Results Versus Third Quarter 2018

Reported consolidated net sales increased 5.1% to $1.2 billion. Adjusted net sales increased 10.2% compared to last year, when exited businesses are excluded from the prior year comparison and currency rates are kept constant. This increase was driven by the addition of Ranir, new product sales of $52 million and increased demand for existing products. Discontinued products were $9 million.

Reported net income was $92 million, or $0.67 per diluted share, versus a loss of $68 million, or a loss of $0.49 per diluted share, in the prior period. Excluding certain charges as outlined in Table I, third quarter 2019 adjusted net income was $142 million, or $1.04 per diluted share versus $150 million, or $1.09 per diluted share, for the same period last year. The adjusted diluted EPS decline was due primarily to 1) a one-time tax-depreciation benefit in the prior year of $0.05 per diluted share, and 2) restoring employee incentive compensation to 100%, $0.06 per diluted share.

Worldwide Consumer Self-Care Third Quarter 2019 Results Versus Third Quarter 2018

Worldwide Consumer reported net sales for the third quarter of 2019 were $961 million, an increase of 3.3%. Adjusted net sales of $968 million were 9.5% higher, excluding exited businesses and unfavorable currency movements from the prior year comparison.

Third quarter reported gross profit margin was 35.5%. Adjusted gross profit margin of 40.4% was 40 basis points lower as favorable product mix was more than offset by the addition of Ranir oral self-care products, which have a lower gross margin profile than the existing portfolio.

Reported operating margin was 3.6%. Adjusted operating margin was 15.8%, or 40 basis points lower due primarily to gross margin flow-through.

CSCA Third Quarter 2019 Results Versus Third Quarter 2018

Consumer Self-Care Americas reported net sales of $613 million increased 2.9%. Excluding $28 million from exited businesses and currency changes from the prior year comparison,
CSCA adjusted net sales increased 9.1% to $619 million, which included the addition of $54 million of net sales from the acquisition of Ranir.

Sales growth was driven primarily by 1) the acquisition of Ranir, 2) increased consumer demand for store brand allergy products, 3) higher sales in the smoking cessation category, and 4) new product sales of $6 million in the quarter.

This sales growth was partially offset by 1) purposefully exited businesses, 2) lower infant formula contract pack sales, and 3) lower net sales in the segments Mexican business.

Third quarter reported gross profit margin was 30.2%. Adjusted gross profit margin of 34.0% was 40 basis points higher due primarily to favorable OTC product mix.

Reported operating margin was 13.3%. Adjusted operating margin was flat at 19.8%, as gross margin flow-through and lower administration expenses were offset by operational inefficiencies and increased investments to drive innovation.

CSCI Third Quarter 2019 Results Versus Third Quarter 2018

Consumer Self-Care International reported net sales increased 4.0% to $348 million. Excluding unfavorable currency movements of $19 million, from the prior year comparison, adjusted net sales were higher by 10.1%. Excluding currency and Ranir, CSCI organic adjusted net sales grew 3.3%.

This sales growth was due primarily to 1) strong new product sales of $28 million driven by the launch of XLS Forte 5, a next generation weight loss product, and new products in the Phytosun naturals portfolio, 2) $23 million of net sales from Ranir, and 3) higher net sales in the cough/cold/allergy/sinus category.

Reported gross margin was 45.0%. Adjusted gross margin of 51.9% declined 190 basis points due primarily to the addition of Ranir oral self-care products, which have a relatively lower gross margin than the overall portfolio.

Reported operating margin was 3.8% while the adjusted operating margin was 18.2%.

Prescription Pharmaceuticals ("RX") Third Quarter 2019 Results Versus Third Quarter 2018

RX reported net sales increased 13.6% to $230 million due primarily to higher volumes of existing products and new product sales of $18 million. Discontinued products were $6 million.

Reported gross margin was 31.0% and adjusted gross margin was 40.9%. The 720 basis point decline in adjusted gross margin was due primarily to pricing pressure, higher cost of goods and adverse product mix.

Reported operating margin was 8.5% and adjusted operating margin was 24.0%.

Outlook

The Company expects 2019 reported diluted EPS to be in the range of $2.01 - $2.21 per share. With strong performance in the Worldwide Consumer businesses, the Company raised its 2019 adjusted diluted EPS guidance to $3.85 - $4.05 from $3.75 - $4.05.

About Perrigo

Perrigo Company plc (NYSE; TASE: PRGO) is dedicated to making lives better by bringing "Quality, Affordable Self-Care Products™" that consumers trust everywhere they are sold. The Company is a leading provider of over-the-counter health and wellness solutions that enhance individual well-being by empowering consumers to proactively prevent or treat conditions that can be self-managed. Visit Perrigo online at (http://www.perrigo.com).

Conference Call

The Company will host a conference call at 8:00 a.m. EDT (1:00 p.m. PDT), November 6, 2019. The conference call will be available live via webcast to interested parties in the investor relations section of the Perrigo website at http://perrigo.investorroom.com/events-webcasts or by phone at 888-317-6003, International 412-317-6061, and reference ID # 9864625. A taped replay of the call will be available beginning at approximately 12:00 p.m. (EDT) Wednesday, November 6, 2019, until midnight November 13, 2019. To listen to the replay, dial 877-344-7529, International 412-317-0088, and use access code 10135743.

Forward-Looking Statements

Certain statements in this press release are “forward-looking statements.” These statements relate to future events or the Company’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “forecast,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or the negative of those terms or other comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control, including: the timing, amount and cost of any share repurchases; future impairment charges; the success of management transition; customer acceptance of new products; competition from other industry participants, some of whom have greater marketing resources or larger market shares in certain product categories than the Company does; pricing pressures from customers and consumers; resolution of uncertain tax positions, including the Company’s appeal of the Notice of Assessment (the “NoA”) issued by the Irish tax authority and the draft and final Notices of Proposed Assessment (“NOPAs”) issued by the U.S. Internal Revenue Service and the impact that an adverse result in any such proceedings would have on operating results, cash flows, and liquidity; potential third-party claims and litigation, including litigation relating to the Company’s restatement of previously-filed financial information and litigation relating to uncertain tax positions, including the NoA and the NOPAs; potential impacts of ongoing or future government investigations and regulatory initiatives; potential costs and reputational impact of product recalls or sales halts; the impact of tax reform legislation and healthcare policy; general economic conditions; fluctuations in currency exchange rates and interest rates; the consummation of announced acquisitions or dispositions and the success of such transactions, and the Company’s ability to realize the desired benefits thereof; and the Company’s ability to execute and achieve the desired benefits of announced cost-reduction efforts and strategic and other initiatives.  Statements regarding the separation of the RX business, including the expected benefits, anticipated timing, form of any such separation and whether the separation ultimately occurs, are all subject to various risks and uncertainties, including future financial and operating results, our ability to separate the business, the effect of existing interdependencies with our manufacturing and shared service operations, and the tax consequences of the planned separation to the Company or its shareholders. Furthermore, the Company may incur additional tax liabilities in respect of 2016 and prior years or be found to have breached certain provisions of Irish company law in connection with the Company’s restatement of previously-filed financial statements, which may result in additional expenses and penalties. These and other important factors, including those discussed under “Risk Factors” in the Company’s Form 10-K for the year ended December 31, 2018, as well as the Company’s subsequent filings with the United States Securities and Exchange Commission, may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements in this press release are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Measures

This press release contains certain non-GAAP measures. A "non-GAAP financial measure" is defined as a numerical measure of a company's financial performance that excludes or includes amounts different from the most directly comparable measure calculated and presented in accordance with U.S. Generally Accepted Accounting Principles (GAAP) in the statements of operations, balance sheets or statements of cash flows of the Company. Pursuant to the requirements of the U.S. Securities and Exchange Commission, the Company has provided reconciliations for net sales on a constant currency basis, net sales excluding sales attributable to the animal health business and the infant foods product line as well as adjusted gross profit, adjusted operating income, adjusted net income, adjusted diluted earnings per share, adjusted gross margin, and adjusted operating margin, within this press release to the most directly comparable U.S. GAAP measures for these non-GAAP measures. These non-GAAP financial measures should be considered as supplements to the GAAP reported measures, should not be considered replacements for, or superior to the GAAP measures and may not be comparable to similarly named measures used by other companies.

The Company provides non-GAAP financial measures as additional information that it believes is useful to investors and analysts in evaluating the performance of the Company's ongoing operating trends, facilitating comparability between periods and companies in similar industries and assessing the Company's prospects for future performance. These non-GAAP financial measures exclude items, such as impairment charges, restructuring charges, and acquisition and integration-related charges, that by their nature affect comparability of operational performance or that we believe obscure underlying business operational trends. The non-GAAP measures the Company provides are consistent with how management analyzes and assesses the operating performance of the Company, and disclosing them provides investor insight into management’s view of the business. Management uses these adjusted financial measures for planning and forecasting in future periods, and evaluating segment and overall operating performance. In addition, management uses certain of the profit measures as factors in determining compensation.

Non-GAAP measures related to profit measurements, which include adjusted gross profit, adjusted operating income, adjusted net income, and adjusted diluted EPS are useful to investors as they provide them with supplemental information to enhance their understanding of the Company’s underlying business performance and trends, and enhance the ability of investors and analysts to compare the Company’s period-to-period financial results. Management believes that adjusted gross margin and adjusted operating margin are useful to investors, in addition to the reasons discussed above, by allowing them to more easily compare and analyze trends in the Company’s peer business group and assisting them in comparing the Company’s overall performance to that of its competitors. The Company discloses adjusted net sales, which excludes operating results attributable to the exited animal health business and the infant foods product line as well as milestone income related to royalty rights, in order to provide information about sales of the Company’s continuing business. In addition, this quarter we made adjustments for the impact of the ranitidine market withdrawal, which included the reversal of returns and inventory write-downs and other costs, which increased adjusted net sales and related profit measures. Management believes that these adjustments are useful to investors and improve the comparability of operational performance between periods because the withdrawal relates to an industry-wide event not associated with any particular manufacturer and the company continues to manufacture and sell other products that treat the same conditions for randitine products. In addition, the Company discloses net sales growth and adjusted net sales growth on a constant currency basis to provide information about sales of the Company’s continuing business excluding the exogenous impact of foreign exchange. The Company believes these supplemental financial measures provide investors with consistency in financial reporting, enabling meaningful comparisons of past, present and future underlying operating results, and also facilitate comparison of the Company’s operating performance to the operating performance of its competitors.

In addition, this quarter we made adjustments for the impact of the ranitidine market withdrawal, which included the reversal of returns and inventory write-downs and other costs, which increased adjusted net sales and related profit measures. Product recalls occur from time-to-time in our industry and we have experienced them in the past and they may recur in the future.  However, we do not view the impact of the ranitidine recall as reflective of our operating performance, in particular given the industry-wide nature of this action.  Management believes that these adjustments are useful to investors and improve the comparability of operational performance between periods, and the company continues to manufacture and sell other products that treat the same conditions as ranitidine products.

A copy of this press release, including the reconciliations, is available on the Company's website at www.perrigo.com.

Contact

Bradley Joseph, Vice President, Global Investor Relations & Corporate Communications
(269) 686-3373; e-mail: bradley.joseph@perrigo.com

Lyndsey Chmiel, Senior Manager, Global Investor Relations & Corporate Communications
(269) 673-9324; e-mail: lyndsey.chmiel@perrigo.com

PERRIGO COMPANY PLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 28, 2019	September 29, 2018	September 28, 2019	September 29, 2018
Net sales	$1,191.1	$1,133.1	$3,514.6	$3,536.5
Cost of sales	778.3	708.3	2,222.1	2,148.0
Gross profit	412.8	424.8	1,292.5	1,388.5

Operating expenses
Distribution	23.4	22.5	70.5	71.0
Research and development	44.0	43.7	128.0	174.0
Selling	134.1	134.7	422.8	451.2
Administration	131.9	105.6	384.2	310.0
Impairment charges	10.9	221.8	42.9	223.5
Restructuring	5.2	18.0	26.7	23.2
Other operating expense	8.9	0.5	5.7	6.6
Total operating expenses	358.4	546.8	1,080.8	1,259.5

Operating income (loss)	54.4	(122.0)	211.7	129.0

Change in financial assets	(2.6)	(74.9)	(18.5)	(65.9)
Interest expense, net	30.5	31.7	90.4	95.2
Other (income) expense, net	(71.0)	0.2	(65.6)	12.3
Loss on extinguishment of debt	0.2	—	0.2	0.5
Income (loss) before income taxes	97.3	(79.0)	205.2	86.9
Income tax expense (benefit)	5.1	(11.5)	40.1	37.3
Net income (loss)	$92.2	$(67.5)	$165.1	$49.6

Earnings (loss) per share
Basic	$0.68	$(0.49)	$1.21	$0.36
Diluted	$0.67	$(0.49)	$1.21	$0.36

Weighted-average shares outstanding
Basic	136.0	137.4	136.0	138.5
Diluted	136.8	137.4	136.4	139.0

PERRIGO COMPANY PLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions, except per share amounts)
(unaudited)

	September 28, 2019	December 31, 2018
Assets
Cash and cash equivalents	$398.5	$551.1
Accounts receivable, net of allowance for doubtful accounts of $6.3 and $6.4, respectively	1,102.2	1,073.1
Inventories	990.5	878.0
Prepaid expenses and other current assets	248.6	400.0
Total current assets	2,739.8	2,902.2
Property, plant and equipment, net	871.4	829.1
Operating lease assets	131.9	—
Goodwill and indefinite-lived intangible assets	4,269.7	4,029.1
Definite-lived intangible assets, net	2,899.3	2,858.9
Deferred income taxes	2.7	1.2
Other non-current assets	396.0	362.9
Total non-current assets	8,571.0	8,081.2
Total assets	$11,310.8	$10,983.4
Liabilities and Shareholders’ Equity
Accounts payable	$524.9	$474.9
Payroll and related taxes	147.3	132.1
Accrued customer programs	358.8	442.4
Other accrued liabilities	213.1	201.3
Accrued income taxes	77.5	96.5
Current indebtedness	3.1	190.2
Total current liabilities	1,324.7	1,537.4
Long-term debt, less current portion	3,361.5	3,052.2
Deferred income taxes	314.3	282.3
Other non-current liabilities	551.2	443.4
Total non-current liabilities	4,227.0	3,777.9
Total liabilities	5,551.7	5,315.3
Commitments and contingencies - Refer to Note 14
Shareholders’ equity
Controlling interests:
Preferred shares, $0.0001 par value per share, 10 shares authorized	—	—
Ordinary shares, €0.001 par value per share, 10,000 shares authorized	7,378.8	7,421.7
Accumulated other comprehensive income	56.6	84.6
Retained earnings (accumulated deficit)	(1,676.6)	(1,838.3)
Total controlling interest	5,758.8	5,668.0
Noncontrolling interest	0.3	0.1
Total shareholders’ equity	5,759.1	5,668.1
Total liabilities and shareholders' equity	$11,310.8	$10,983.4

Supplemental Disclosures of Balance Sheet Information
Preferred shares, issued and outstanding	—	—
Ordinary shares, issued and outstanding	136.1	135.9

PERRIGO COMPANY PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(unaudited)

	Nine Months Ended
	September 28, 2019	September 29, 2018
Cash Flows From (For) Operating Activities
Net income	$165.1	$49.6
Adjustments to derive cash flows:
Depreciation and amortization	293.5	324.0
Gain on sale of business	(72.4)	—
Share-based compensation	40.9	26.6
Impairment charges	42.9	223.5
Change in financial assets	(18.5)	(65.9)
Restructuring charges	26.7	23.2
Deferred income taxes	10.1	(8.4)
Amortization of debt premium	(3.8)	(6.2)
Other non-cash adjustments, net	38.5	6.4
Subtotal	523.0	572.8
Increase (decrease) in cash due to:
Accounts receivable	(12.1)	20.2
Inventories	(78.3)	(101.3)
Accounts payable	33.7	44.5
Payroll and related taxes	(10.6)	(40.8)
Accrued customer programs	(82.7)	(1.2)
Accrued liabilities	(24.8)	(31.1)
Accrued income taxes	(65.8)	(60.0)
Other, net	15.9	(4.4)
Subtotal	(224.7)	(174.1)
Net cash from (for) operating activities	298.3	398.7
Cash Flows From (For) Investing Activities
Proceeds from royalty rights	2.2	11.4
Purchase of investment securities	—	(7.5)
Acquisitions of businesses, net of cash acquired	(749.5)	—
Proceeds from the Royalty Pharma contingent milestone	250.0	—
Asset acquisitions	(86.2)	(32.8)
Additions to property, plant and equipment	(90.3)	(56.8)
Net proceeds from sale of business	183.4	—
Other investing, net	0.6	5.0
Net cash from (for) investing activities	(489.8)	(80.7)
Cash Flows From (For) Financing Activities
Issuances of long-term debt	600.0	431.0
Payments on long-term debt	(476.0)	(470.0)
Borrowings (repayments) of revolving credit agreements and other financing, net	0.8	(8.7)
Deferred financing fees	(1.0)	(2.4)
Issuance of ordinary shares	0.7	1.0
Repurchase of ordinary shares	—	(400.0)
Cash dividends	(83.6)	(78.7)
Other financing, net	(7.6)	(9.8)
Net cash from (for) financing activities	33.3	(537.6)
Effect of exchange rate changes on cash and cash equivalents	5.6	(14.9)
Net increase (decrease) in cash and cash equivalents	(152.6)	(234.5)
Cash and cash equivalents, beginning of period	551.1	678.7
Cash and cash equivalents, end of period	$398.5	$444.2

TABLE I
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED CONSOLIDATED INFORMATION
(in millions, except per share amounts)
(unaudited)
	Three Months Ended September 28, 2019
Consolidated	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Restructuring, Impairment Charges, and Other Operating Income	Operating Income	Interest, Other, and Change in Financial Assets	Income Tax Expense	Net Income****	Diluted Earnings per Share****
Reported	$1,191.1	$412.8	$44.0	$289.4	$25.0	$54.4	$(42.9)	$5.1	$92.2	$0.67
As a % of reported net sales		34.7%	3.7%	24.3%		4.6%	(3.6)%	0.4%	7.7%
Effective tax rate								5.2%
Pre-tax adjustments:
Amortization expense related primarily to acquired intangible assets	$—	$49.6	$(0.2)	$(30.8)	$—	$80.6	$—	$—	$80.6	$0.59
Acquisition and integration-related charges and contingent consideration adjustments	—	5.6	—	(11.4)	(1.1)	18.1	—	—	18.1	0.13
Impairment charges	—	—	—	—	(10.9)	10.9	—	—	10.9	0.08
Asset abandonment	—	—	—	—	(7.1)	7.1	—	—	7.1	0.05
(Gain) loss on divestitures	—	—	—	—	(0.7)	0.7	72.4	—	(71.7)	(0.52)
Unusual litigation	—	—	—	(9.3)	—	9.3	—	—	9.3	0.07
Restructuring charges and other termination benefits	—	—	—	—	(5.2)	5.2	—	—	5.2	0.04
Ranitidine market withdrawal*	9.2	18.4	—	—	—	18.4	—	—	18.4	0.13
Operating results attributable to held-for-sale business**	(1.8)	(0.8)	—	(2.0)	—	1.2	—	—	1.2	0.01
Change in financial assets	—	—	—	—	—	—	2.6	—	(2.6)	(0.02)
Loss on investment securities	—	—	—	—	—	—	(0.9)	—	0.9	0.01
Loss on early debt extinguishment	—	—	—	—	—	—	(0.2)	—	0.2	—
Separation and reorganization expense	—	—	—	(2.5)	—	2.5	—	—	2.5	0.02
Non-GAAP tax adjustments***	—	—	—	—	—	—	—	30.6	(30.6)	(0.22)
Adjusted	$1,198.5	$485.6	$43.8	$233.4	$—	$208.4	$31.0	$35.7	$141.7	$1.04
As a % of adjusted net sales		40.5%	3.7%	19.5%		17.4%	2.6%	3.0%	11.8%
Effective tax rate								20.1%

						Diluted weighted average shares outstanding
						Reported				136.8
*Ranitidine market withdrawal includes reversal of recorded returns and inventory write-downs.
**Held-for-sale business includes our now divested animal health business.
***The non-GAAP tax adjustments are due to tax effects of pretax non-GAAP adjustments that are calculated based upon the specific rate of the applicable jurisdiction of the pretax items, $0.02 of which is attributable to the Ranitidine market withdrawal.

****Individual pre-tax line item adjustments have not been tax effected, as tax expense on these items are aggregated in the "Non-GAAP tax adjustments" line item.

TABLE I (CONTINUED)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED CONSOLIDATED INFORMATION
(in millions, except per share amounts)
(unaudited)
	Three Months Ended September 29, 2018
Consolidated	Net Sales	Net Income (Loss)***	Diluted Earnings (Loss) per Share***
Reported	$1,133.1	$(67.5)	$(0.49)
Pre-tax adjustments:
Impairment charges		$221.8	$1.61
Amortization expense primarily related to acquired intangible assets		85.5	0.62
Restructuring charges and other termination benefits		18.0	0.13
Separation and reorganization expense		5.8	0.04
Acquisition and integration-related charges and contingent consideration adjustments		1.4	0.01
Unusual litigation		1.4	0.01
Loss on investment securities		1.0	0.01
(Gain) loss on divestitures		(2.1)	(0.02)
Change in financial assets		(74.9)	(0.54)
Non-GAAP tax adjustments*		(40.5)	(0.29)
Adjusted		$149.9	$1.09

	Diluted weighted average shares outstanding
	Reported		137.4
Effect of dilution as reported amount was a loss, while adjusted amount was income**			0.5
	Adjusted		137.9

*The non-GAAP tax adjustments are due primarily to tax effects of pretax non-GAAP adjustments that are calculated based upon the specific rate of the applicable jurisdiction of the pretax items.
**In the period of a reported net loss, diluted shares outstanding equal basic shares outstanding.
***Individual pre-tax line item adjustments have not been tax effected, as tax expense on these items are aggregated in the "Non-GAAP tax adjustments" line item.

TABLE II
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED SEGMENT INFORMATION
(in millions)
(unaudited)
	Three Months Ended					Three Months Ended
	September 28, 2019					September 29, 2018
Worldwide Consumer*	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Operating Income	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Operating Income (Loss)
Reported	$960.8	$341.4	$28.7	$265.7	$34.7	$930.4	$348.0	$24.2	$242.1	$(158.1)
As a % of reported net sales		35.5%	3.0%	27.7%	3.6%		37.4%	2.6%	26.0%	(17.0)%
Adjustments:
Amortization expense related primarily to acquired intangible assets	$—	$26.9	$(0.2)	$(30.7)	$57.8		$31.9	$(0.3)	$(32.6)	$64.7
Unusual litigation	—	—	—	(9.3)	9.3		—	—	(1.4)	1.4
Impairment charges	—	—	—	—	0.1		—	—	—	221.8
Asset abandonment	—	—	—	—	7.1		—	—	—	—
Separation and reorganization expense	—	—	—	(2.5)	2.5		—	—	(5.8)	5.8
Operating results attributable to held-for-sale business**	(1.8)	(0.8)	—	(2.0)	1.2		—	—	—	—
Restructuring charges and other termination benefits	—	—	—	—	5.0		—	—	—	18.0
(Gain) loss on divestitures	—	—	—	—	—		—	—	3.6	(3.6)
Ranitidine market withdrawal***	9.2	18.4	—	—	18.4		—	—	—	—
Acquisition and integration-related charges and contingent consideration adjustments	—	5.6	—	(11.4)	17.0		—	—	(0.9)	0.9
Adjusted	$968.2	$391.5	$28.5	$209.8	$153.1		$379.9	$23.9	$205.0	$150.9
As a % of adjusted net sales (2019) / As a % of reported net sales (2018)		40.4%	3.0%	21.7%	15.8%		40.8%	2.6%	22.0%	16.2%

*Worldwide Consumer includes the CSCA and CSCI segments in addition to Corporate.
**Held-for-sale business includes our now divested animal health business.
***Ranitidine market withdrawal includes reversal of recorded returns and inventory write-downs.

TABLE II (CONTINUED)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED SEGMENT INFORMATION
(in millions)
(unaudited)
	Three Months Ended					Three Months Ended
	September 28, 2019					September 29, 2018
Consumer Self-Care Americas	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Operating Income	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Operating Income (Loss)
Reported	$613.3	$185.1	$19.0	$76.9	$81.3	$596.2	$189.5	$13.8	$73.0	$(119.0)
As a % of reported net sales		30.2%	3.1%	12.5%	13.3%		31.8%	2.3%	12.2%	(20.0)%
Adjustments:
Amortization expense related primarily to acquired intangible assets	$—	$7.0		$(6.7)	$13.5		$10.6		$(4.7)	$15.3
Unusual litigation	—	—		—	—		—		—	—
Impairment charges	—	—		—	—		—		—	221.7
Asset abandonment	—	—		—	7.1		—		—	—
Separation and reorganization expense	—	—		(0.7)	0.7		—		—	—
Ranitidine market withdrawal*	7.4	15.5		—	15.5		—		—	—
Operating results attributable to held-for-sale business**	(1.8)	(0.8)		(2.0)	1.3		—		—	—
Restructuring charges and other termination benefits	—	—		—	0.9		—		—	—
Acquisition and integration-related charges and contingent consideration adjustments	—	3.5		1.1	2.4		—		—	—
Adjusted	$618.9	$210.3		$68.6	$122.7		$200.1		$68.3	$118.0
As a % of adjusted net sales (2019) / As a % of reported net sales (2018)		34.0%		11.1%	19.8%		33.6%		11.4%	19.8%

*Ranitidine market withdrawal includes reversal of recorded returns and inventory write-downs.
**Held-for-sale business includes our now divested animal health business.

TABLE II (CONTINUED)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED SEGMENT INFORMATION
(in millions)
(unaudited)
	Three Months Ended					Three Months Ended
	September 28, 2019					September 29, 2018
Consumer Self-Care International	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Operating Income	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Operating Income (Loss)
Reported	$347.5	$156.3	$9.7	$132.1	$13.2	$334.2	$158.6	$10.3	$134.9	$(4.7)
As a % of reported net sales		45.0%	2.8%	38.0%	3.8%		47.5%	3.1%	40.3%	(1.4)%
Adjustments:
Amortization expense related primarily to acquired intangible assets	$—	$20.0	$(0.1)	$(24.1)	$44.2		$21.2	$(0.2)	$(27.9)	$49.4
Impairment charges	—	—	—	—	0.1		—	—	—	0.1
Unusual litigation	—	—	—	—	—		—	—	(1.4)	1.4
Restructuring charges and other termination benefits	—	—	—	—	1.1		—	—	—	18.0
Ranitidine market withdrawal*	1.8	2.9	—	—	2.9		—	—	—	—
Acquisition and integration-related charges and contingent consideration adjustments	—	2.1	—	—	2.1		—	—	—	—
Adjusted	$349.3	$181.3	$9.6	$108.0	$63.6		$179.8	$10.1	$105.6	$64.2
As a % of adjusted net sales (2019) / As a % of reported net sales (2018)		51.9%	2.8%	30.9%	18.2%		53.8%	3.0%	31.6%	19.2%

*Ranitidine market withdrawal includes reversal of recorded returns and inventory write-downs.

TABLE II (CONTINUED)
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED SEGMENT INFORMATION
(in millions)
(unaudited)
	Three Months Ended					Three Months Ended
	September 28, 2019					September 29, 2018
Prescription Pharmaceuticals	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Operating Income	Net Sales	Gross Profit	R&D Expense	DSG&A Expense	Operating Income
Reported	$230.3	$71.4	$15.3	$23.7	$19.7	$202.7	$76.8	$19.5	$20.7	$36.1
As a % of reported net sales		31.0%	6.6%	10.3%	8.5%		37.9%	9.6%	10.2%	17.8%
Adjustments:
Amortization expense related primarily to acquired intangible assets		$22.7		$(0.1)	$22.8		$20.6		$(0.1)	$20.8
(Gain) loss on divestitures		—		—	0.7		—		—	—
Restructuring charges and other termination benefits		—		—	0.2		—		—	—
Impairment charges		—		—	10.8		—		—	—
Acquisition and integration-related charges and contingent consideration adjustments		—		—	1.1		—		—	0.5
Adjusted		$94.1		$23.6	$55.3		$97.4		$20.6	$57.4
As a % of reported net sales		40.9%		10.2%	24.0%		48.1%		10.1%	28.3%

TABLE III
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED NET SALES GROWTH - SELECTED SEGMENTS
(in millions)
(unaudited)

	Three Months Ended
	September 28, 2019	September 29, 2018	Total Change	FX Change	Constant Currency Change
Net sales
Consolidated	$1,191.1	$1,133.1	5.1%	2.3%	7.4%
CSCA	$613.3	$596.2	2.9%	1.0%	3.9%
CSCI	$347.5	$334.2	4.0%	6.1%	10.1%
RX	$230.3	$202.7	13.6%	(0.4)%	13.2%

Consolidated	$1,191.1	$1,133.1
Plus: Ranitidine market withdrawal*	9.2	—
Less: animal health	(1.8)	(20.4)
Less: infant foods	—	(8.1)
Consolidated net sales as so adjusted	$1,198.5	$1,104.6	8.5%	1.7%	10.2%

Worldwide Consumer
CSCA	$613.3	$596.2
CSCI	347.5	334.2
Total Worldwide Consumer	$960.8	$930.4	3.3%	2.8%	6.1%
Plus: Ranitidine market withdrawal*	9.2	—
Less: animal health	(1.8)	(20.4)
Less: infant foods	—	(8.1)
Worldwide Consumer net sales as so adjusted	$968.2	$901.9	7.4%	2.1%	9.5%

CSCA	$613.3	$596.2
Plus: Ranitidine market withdrawal*	7.4	—
Less: animal health	(1.8)	(20.4)
Less: infant foods	—	(8.1)
CSCA net sales as so adjusted	$618.9	$567.7	9.0%	0.1%	9.1%

CSCI	$347.5	$334.2
Plus: Ranitidine market withdrawal*	1.8	—
Less: Ranir	(22.8)	—
CSCI net sales as so adjusted	$326.5	$334.2	(2.3)%	5.6%	3.3%

*Ranitidine market withdrawal includes reversal of recorded returns and inventory write-downs.

TABLE IV
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
2019 CONSOLIDATED GUIDANCE*
(in millions)
(unaudited)

Full Year
2019 EPS Guidance
Reported**	$2.01 - $2.21
Amortization expense related primarily to acquired intangible assets	2.26
Impairment charges	0.31
Unusual litigation	0.23
Restructuring charges and other termination benefits	0.20
Acquisition-related charges and contingent consideration adjustments	0.13
Ranitidine market withdrawal***	0.13
Separation and reorganization expense	0.12
Losses on investment securities	0.06
Asset abandonment	0.05
Operating results attributable to held-for-sale business****	(0.02)
Change in financial assets	(0.14)
(Gain) loss on divestitures	(0.53)
Tax effect of non-GAAP adjustments	(0.96)
Adjusted	$3.85 - $4.05

*Guidance table includes Q1 - Q3 actual results for all reconciling line items, plus estimated amortization expense, unusual litigation, and the corresponding tax effect for Q4.
**Guidance excludes Q4 impact related to the Royalty Pharma contingent milestone.
***Ranitidine market withdrawal includes reversal of recorded returns and inventory write-downs.
****Held-for-sale business includes our now divested animal health business.

TABLE V
PERRIGO COMPANY PLC
RECONCILIATION OF NON-GAAP MEASURES
SELECTED CONSOLIDATED AND SEGMENT INFORMATION
(in millions, except per share amounts)
(unaudited)
	Three Months Ended
	September 28, 2019	September 29, 2018	Total Change
Consolidated adjusted net income	$141.7	$149.9	(5.5)%
Consolidated adjusted EPS	$1.04	$1.09	(4.7)%

Adjusted gross profit
Worldwide Consumer	$391.5	$379.9	3.1%
CSCA	$210.3	$200.1	5.1%
CSCI	$181.3	$179.8	0.8%
RX	$94.1	$97.4	(3.4)%

Adjusted gross margin
Worldwide Consumer	40.4%	40.8%	(40) bps
CSCA	34.0%	33.6%	40 bps
CSCI	51.9%	53.8%	(190) bps
RX	40.9%	48.1%	(720) bps

Adjusted operating income
Worldwide Consumer	$153.1	$150.9	1.5%
CSCA	$122.7	$118.0	4.0%
CSCI	$63.6	$64.2	(0.9)%
RX	$55.3	$57.4	(3.6)%

Adjusted operating margin
Worldwide Consumer	15.8%	16.2%	(40) bps
CSCA	19.8%	19.8%	0 bps
CSCI	18.2%	19.2%	(100) bps
RX	24.0%	28.3%	(430) bps